Exhibit 10.1

RESTRUCTURE AND EXCHANGE AGREEMENT

This Restructure and Exchange Agreement (“Agreement”) is effective as of the 30th day of June, 2009, by and between ICC Worldwide, Inc., a Delaware corporation with its principal place of business at 3334 E. Coast Highway, Corona del Mar, CA 92625 (the “Company”), and the persons identified on the attached Exhibit A (each a “Securityholder “and they are collectively referred to herein as the “Securityholders”).

BACKGROUND

During the period from January 2008 through June 2009 certain of the Securityholders made loans to the Company in the aggregate principal amount of $3,605,000 pursuant to various loan agreements on various dates, as amended from time to time. Exhibit B attached hereto sets forth certain information concerning  each note including the name of the Securityholder holding the note, the date of the note, the original principal amount of the note, whether or not the note is convertible into the Company’s common stock, and the outstanding indebtedness on such note including accrued interest at June 30, 2009.  Exhibit B also sets forth the principal amount of the new superseding note to be issued to each Securityholder pursuant to Section 1 of this Agreement.

In connection with and as additional consideration for the making of the loans, the Company issued warrants to purchase an aggregate of 43,562,500 shares of the Company’s common stock and has obligated itself to issue to certain of the Securityholders warrants to purchase an additional 250,000 shares of the Company’s common stock. Exhibit C attached hereto sets forth certain information concerning the above referenced warrants, including the name of the Securityholder to whom the warrants were or are to be issued, the number of shares of the Company’s common stock for which the warrants are exercisable, the exercise price of such warrants and the term during which such warrants are exercisable.

During the period from June 2007 through December 2007, certain of the Securityholders purchased from the Company shares of the Company’s Series C convertible preferred stock.  The Series C convertible preferred stock is the only class or series of preferred stock of the Company outstanding. Exhibit D attached hereto sets forth the name of each Securityholder who has been issued Series C preferred stock and the number of shares of the Company’s Series C convertible preferred stock issued to and held by such Securityholder  as of June 30, 2009.

The Series C preferred stock votes with the Company’s common stock on all matters and entitles each holder to 60 votes per share of Series C preferred stock held.  As of June 30, 2009 there were outstanding an aggregate of 180,424,045 shares of common stock and an aggregate of 9,609,044 shares of Series C preferred stock. Therefore, as of June 30, 2009, the  holders of the Series C preferred stock have voting control in all actions which require a stockholder vote.

The Company and the Securityholders believe that it is in the best interests of the Company and its stockholders to adopt this Agreement in order to simplify the capital structure of the Company and reduce the number of fully diluted shares of the Company by:

(a) consolidating the above-described loans made to the Company into a single loan per lender and making the terms and conditions as uniform as possible for all loans, and
(b) eliminating the convertibility options in the loans and the preferred stock,
(c) eliminating the put option in the purchase agreements through which the Series C preferred stock was issued.

By reducing the number of fully diluted shares, the parties believe that the common stock of the Company will become more valuable and the trading volume of such shares will likely increase, thereby creating a more liquid market for the Company’s stock. By creating a more liquid market for the  the Company’s common stock, the Company expects to be able to raise additional funds to retire the debts and preferred stock held by the Securityholders prior to their respective maturities. However, the Securityholders understand and acknowledge that there is no assurance that consummation of this Agreement will have the foregoing results.

Each of the Company and the Securityholders has agreed to enter into this Agreement upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Exchange for Superseding Notes.  As of June 30, 2009 each of the Securityholders set forth on Exhibit B hereby agrees to exchange all notes of the Company held by such Securityholder for the a new superseing note in the principal  amount set forth oposite such Securityholder’s name in Exhibit B. The new note shall be in the form attached hereto as Exhibit F. As further consideration for (a) the exchange of notes, (b) the amendment of certain of the rights and preferences of the Series C preferred stock as set forth in Section 3 of this Agreement and (c) the elimination of the put options held by certain Securityholders with regard to the Series C preferred stock held by them, as provided in Section 4 of this Agreement, the Company shall issue to each Securityholder who holds a convertible notes or preferred stock warrants to purchase the number of shares of the Company’s common stock set forth opposite the name of such Securityholder on Exhibit C.

2.           Warrants.  All warrants which the Company shall issue to the Securityholders pursuant to the preceding paragraph shall be in the same form as the warrants currently held by the Securityholders, except that the exercise price of the new warrants will be the $.0066 which was the weighted average of the closing price of the Company’s common stock for the last ten days on which the stock traded prior to June 30, 2009.  The new warrants shall be exercisable from and after the date of issuance thereof until June 30, 2014.

3.           Series C Preferred Stock.  Each of the Securityholders set forth in Exhibit D agrees to and authorizes the Company to file a Certificate of Amendment to the Certificate of Designation Setting Forth the Preferences, Rights and Limitations of the Series C preferred stock, filed on October 4, 2007, substantially in the form of Exhibit G, to reduce the liquidation preference of the Series C preferred stock from $.60 to $.36 per share and to eliminate the right of the holders of Series C preferred stock to convert such stock into the Company’s common stock.

4.           Put Option Holders.  The Securityholders set forth in Exhibit D agree that their respective Stock Purchase Agreements with the Company shall be amended pursuant to either a Sixth Amendment to Share Purchase Agreement in the form of Exhibit H-1 or a Second Amendment to Share Purchase Agrement in the form of Exhibit H-2 as applicable, in order to delete the sections 3.4 and 2, respectively in the original agreements related to certain put options under which the Secutiryholder could require the Company to repurchase the Series C preferred stock held by the Securityholder.

5.           Representations and Warranties of the Company.  The  Company represents and warrants that (a) it is a Delaware corporation duly organized, validly existing and in good standing, (b) it has the power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, (c) it has the power and authority to execute, deliver and perform this Agreement, (d) the execution, delivery and performance of this Agreement have been duly authorized by all requisite action taken by the Company,(e) the execution, delivery and performance of this Agreement will not violate any organizational documents of the Company and (f)  the execution, delivery and performance of this Agreement will not violate any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company.

           6.     Representations and Warranties of the Securityholders.  Each of the Securityholders severally represents and warrants to the Company that (a) such Securityholder has the power and authority to execute, deliver and perform this Agreement and, if such Securityholder is an entity, the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate or other action taken by such Securityholder, (b) the securities attributed to the Securityholder in this Agreement and the exhibits hereto represent all the securities of the Company held by the Securityholder, (c) there are no other agreements or understanding with the Securityholder with regard to the securiites of the Company or the terms of their acquisition that should have been included in this Agreement or the exhibits thereto in order to accomplish the purposes of the Agreement, (d) the Company has made no representations to such Securityholder concerning the tax consequences to such Securityholder or the Company as a result of the consummation of this Agreement, (e) the securities are being acquired for investment and without any present view toward distribution thereof to any other persons, (f) the securities will not be sold or otherwise dispose of except in compliance with the registration requirements or exemptions provisions under the Securities Act of 1933, as amended, and the rules and regulations thereunder, (g) the Security holder is knowledgeable and experienced in financial business matters including businesses similar to Company’s, and (h) such Securityholder has no current intention of selling, transferring or otherwise disposing of the securities to any other person or entity.

7.           Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws (excluding conflict of laws rules) of the State of Florida.

8.           Entire Agreement.  This Agreement, the exhibits and the schedules attached hereto constitute the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and supersede any prior or contemporaneous agreement or understanding between the parties, written or oral, which relates to the subject matter hereof, including all correspondence between counsel for the parties and commitment letters.

9.           Successors and Assigns.  References in this Agreement to the parties hereto will be deemed to include their successors and permitted assigns and this Agreement be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

10.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

11.           Arbitration. Any disputes concerning this agreement or attempts to enforce this agreement or any of its provisions shall be governed by the laws of the state of Florida, and shall be decided by mandatory binding arbitration in Sarasota, Florida , through the American Arbitration Association, before one arbitration board or arbitration judge, pursuant to the American Arbitration Association's rules for Arbitration.  Any such arbitration decision by the arbitration board or arbitration judge shall be final in every respect, and may not be appealed in any court or in any subsequent arbitration proceeding.

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IN WITNESS WHEREOF, the parties, by persons duly authorized, have executed this Agreement as of the day above first written.

ICC Worldwide, Inc.
By:
Richard K. Lauer, President and Chief Executive Officer

The Adamas Fund, LLLP (“Adamas Fund”)

By:
George Q. Stevens
Investment Advisor

The Stealth Fund, LLLP (“Stealth Fund”)

By:
George Q. Stevens
Investment Advisor

Melanie S. Altholtz Irrevocable Trust (“M. Altholtz Trust”)

By:
Adam Altholtz
Trustee

Karyn M. Blaise Irrevocable Trust (“Blaise Trust”)

By:
Adam Altholtz
Trustee

Exhibit A
Securityholders

Melanie S. Altholtz Irrevocable Trust (“M. Altholtz Trust”)
1800 Second St, Ste 758
Sarasota, FL 34236

Karyn M. Blaise Irrevocable Trust (“Blaise Trust”)
1800 Second St, Ste 758
Sarasota, FL 34236

The Adamas Fund, LLLP (“Adamas Fund”)
1800 Second St, Ste 758
Sarasota, FL 34236

The Stealth Fund, LLLP (“Stealth Fund”)
1800 Second St, Ste 758
Sarasota, FL 34236

Exhibit B

INDEBTEDNESS OF SECURITYHOLDERS

		Date of Note	Principal	Accrued Interest Thru June 30, 2009	Total Indebtedness to the Securityholder as of June 30, 2009	Face Value of Superseding Note Dated June 30, 2009
Adamas Fund (I)		1/15/2008	$1,500,000.00	$173,659.72	$1,673,659.72
Adamas Fund (II)		10/15/2008	265,000.00	$16,189.72	281,189.72
M Altholtz Trust (I)		8/29/2008	200,000.00	$15,287.67	215,287.67
Blaise Trust	Note A	7/9/2008	300,000.00	$42,555.56	342,555.56
Stealth Fund (I)	Note A	7/9/2008	300,000.00	$26,111.12	326,111.12
Stealth Fund (II)	Note A	12/15/2008	300,000.00	$17,166.67	317,166.67
Stealth Fund (III)		3/26/2009	250,000.00	$11,445.21	261,445.21
Stealth Fund (IV)		4/16/2009	125,000.00	$2,664.38	127,664.38
Adamas Fund (III)		4/29/2009	40,000.00	$690.41	40,690.41
M Altholtz Trust (II)		6/26/2009	325,000.00	$2,660.27	327,660.27
			$3,605,000.00	$308,430.73	$3,913,430.73

Recap
Adamas Fund			$1,805,000.00	$190,539.85		$1,995,539.85
M Altholtz Trust			525,000.00	$17,947.94		542,947.94
Blaise Trust			300,000.00	$42,555.56		342,555.56
Stealth Fund			975,000.00	$57,387.38		1,032,387.38
			$3,605,000.00	$308,430.73		$3,913,430.73

Note A: Convertible Note

Exhibit C

				Exercise	Expiration	New
Securityholder		Issued		Price	Date	Warrants
Adamas Fund	2008-1	1/15/2008	15,000,000	$0.0100	1/15/13
Stealth Fund	2008-2	12/12/2008	4,500,000	$0.0015	1/1/14
M Altholtz Trust	2009-1	1/28/2009	8,000,000	$0.0009	1/31/14
Stealth Fund	2009-2	3/26/2009	10,000,000	$0.0059	3/31/14
Stealth Fund	2009-3	5/27/2009	5,812,500	$0.0050	5/31/14

Blaise Trust	Convertible Note			$0.0066	6/30/14	50,000
Stealth Fund	Convertible Notes			$0.0066	6/30/14	100,000
Adamas Fund	Convertible Preferred Stock, Put Option			$0.0066	6/30/14	50,000
M Altholtz Trust	Convertible Preferred Stock, Put Option			$0.0066	6/30/14	50,000

			43,562,500			250,000

Exhibit D

Series C Preferred Securityholders

	Series C	Common Stock
Adams Fund	8,554,522	39,921,267
M Altholtz Trust	1,054,522	22,521,267
	9,609,044	62,442,534

Exhibit F

Form of Promissory Note

SUPERSEDING PROMISSORY NOTE

FOR VALUE RECEIVED, ICC WORLDWIDE, INC. (the “Maker” or the “Company”), a Delaware corporation, having a mailing address at 3334 E. Coast Hwy #424 Corona del Mar, CA 92625, hereby promises to pay to the order of _________________________(“Payee”) at Payee’s office located at 1800 Second St, Ste 758, Sarasota, FL 34236 or at such other place as Payee shall hereafter designate in writing to Maker, the principal amount of $________or such lesser amount as may then constitute the unpaid aggregate principal amount of the loans made by Payee to Maker. This Superseding Promissory Note (this “Note”) is issued to evidence Maker’s obligation to repay loans and accrued interest under that certain Restructure and Exchange Agreement, dated as of June 30, 2009, between the Company and certain holders of certain securities  of the Company (the “Restructure Agreement”) and replaces all other notes made by the Company to the Payee or Payee’s assignors prior to June 30, 2009.

1.  Maturity.  The outstanding principal and accrued interest under this Note shall be due and payable on June 30, 2013 (the “Maturity Date”).

2.  Payments of Interest.  Through June 30, 2010 interest on the outstanding principal amount of this Note shall accrue at the rate set forth in Paragraph 4.  All accrued interest on this Note shall be payable commencing July 1, 2010 and on the first day of each month thereafter until this Note is paid in full.

4.  Interest Rate.  The outstanding principal balance of this Note shall bear simple interest at a rate of 10% per annum based on a 365 day year.

5.  Pre-Payment Option. Maker may at any time and from time to time, prepay part or all of this Note without premium or penalty. All payments of this Note shall be first applied to interest and then to principal.

6. Subordination.  The payment of principal and interest under this Note is subordinated to the required payments of principal and interest on any loans made to the Company following June 30, 2009.

7. Order of Payment.  All payments on this Note and the other three notes listed in Exhibit B to the Restructure Agreement of June 30, 2009, will be made pro rata. All payments of this Note shall be first applied to interest and then to principal. Other than at maturity, payments of principal will be made in the reverse order the funds were originally advanced to the Company by the holders of this Note and the other notes issued under the Restructure Agreement, as shown in the column entitled “Date of Note” on Exhibit B. In other words, all payments made otherwise than at maturity will be made first to the Securityholder who held a Note with the most recent  Date of Note until all indebtedness under the Note to such Securityholder is paid and then to the Securityholder with the next most recent  Date of Note.

8.  Covenants.  Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, Maker shall timely file all forms required of a “Reporting Company”, under Section 13 of the Securities Exchange Act of 1934.
9.  Event of Default.  For purposes of this Note, an “Event of Default” shall have occurred hereunder if:

A.  Maker shall fail to pay within 10 days after such payment is due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise;

B.  Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph 9A above), and such default shall continue uncured for twenty (20) days after notice thereof to Maker given by Payee, or if Maker shall default in the performance of any of its material obligations under any other material agreement to which Maker is a party;

C.  Maker: becomes insolvent, files for voluntary bankruptcy or the filing of an involuntary bankruptcy petition against the Maker which is not discharged or stayed within 60 days or generally fails to pay its debts as such debts become due.

10. Consequences of Default.

A.         Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, shall become immediately due and payable.  In addition, the principal balance and all past-due interest shall thereafter bear interest at the rate of 18% per annum until paid.

B.           (Applicable only to Notes due to the Melanie S. Altholtz Irrevocable Trust and the Karyn M. Blaise Irrevocable Trust) In the event of default, fifty percent (50%) of the original face value of these Notes, plus accrued interest and penalties, shall be guaranteed by the Stealth Fund, LLLP, ("Guarantor"), a Minnesota Limited Liability Company.  The guarantee made hereunder shall only be effective after all of the following have occurred: 1) Holder assigns and transfers in writing, all right, title and interest in and to the remaining fifty percent (50%) of these Notes to Guarantor; 2) Guarantor is able to confirm to its sole satisfaction in writing that there are no prior liens, encumbrances or other obligations prior in right to those created by this Note and the Restructure and Exchange Agreement dated June 30, 2009 and to which this Note is an exhibit; 3) neither Maker nor any successor has rejected any presentment for payment, and; 4) the Maker and all successors have waived in writing any rights of protest, notice of protest, and notice of nonpayment of this Note.  Upon written assignment and transfer of the remaining fifty percent (50%) of these Notes to Guarantor, Holder shall have all rights and privileges against Guarantor with respect to the guaranteed fifty percent (50%) of the original face value of these Notes plus interest and penalties as though Holder was dealing with Maker.

11.  Remedies.  The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

12.  Notice.  All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	ICC WORLDWIDE, INC.
3334 E. Coast Hwy #424
Corona del Mar, CA 92625

If to the Payee:	___________________
1800 Second St, Ste 758
Sarasota, FL 34236

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

13.  Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.  Successors and Assigns. This Note inures to the benefit of the Payee and binds the Maker, and its respective successors and assigns, and the words “Payee” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15.  Entire Agreement.  This Note embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether express or implied, oral and written.

16.  Modification of Agreement.  This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

17.  Governing Law.  This instrument shall be construed according to and governed by the laws of the State of Florida.

18.           Arbitration. Any disputes concerning this agreement or attempts to enforce this agreement or any of its provisions shall be governed by the laws of the state of Florida, and shall be decided by mandatory binding arbitration in Sarasota, Florida , through the American Arbitration Association, before one arbitration board or arbitration judge, pursuant to the American Arbitration Association's rules for Arbitration.  Any such arbitration decision by the arbitration board or arbitration judge shall be final in every respect, and may not be appealed in any court or in any subsequent arbitration proceeding.

IN WITNESS WHEREOF, Maker has duly executed this Note effective as of June 30, 2009.

ICC WORLDWIDE, INC.

Richard K. Lauer
President & CEO

Exhibit G

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION
SETTING FORTH THE PREFERENCES, RIGHTS AND LIMITATIONS OF THE
SERIES C PREFERRED STOCK OF
ICC WORLDWIDE, INC.

ICC Worldwide, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation ”), hereby certifies that the following amendment to the Corporation’s Certificate of Designation Setting Forth the Preferences, Rights and Limitations of its Series C Preferred Stock originally filed on October 4, 2007 was duly approved and adopted in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law by resolution of the Corporation’s Board of Directors pursuant to authority expressly vested in it by the Corporation’s Certificate of Incorporation, as amended to date (the “ Certificate of Incorporation”):

 That the Corporation’s Certificate of Preferences, Rights and Limitations of Series C Preferred Stock be amended by:

(a) deleting in its entirety the section thereof entitled “Redemption at the Option of the Corporation”;

(b) deleting in its entirety clause (e) of the section thereof entitled “Mandatory Redemption”

(c) deleting in its entirety the section thereof entitled “Conversion”; and

(d) deleting the last section entitled “Liquidation Preference” thereof and inserting in place thereof the following:

“Liquidation Preference.  In the event of a Liquidation Event, the holders of Series C Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital shares of the Corporation of any class junior in rank to the Series C Preferred Stock in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Corporation ("Junior Shares"), an amount per share of Series C Preferred Stock equal to $0.36 plus accrued, but unpaid dividends thereon (the “Liquidation Preference”); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of other classes or series of preferred shares of the Corporation that are of equal rank with the Series C Preferred Stock as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Series C Preferred Stock and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference (in accordance with the terms of the certificate of designations (or other equivalent document or instrument) governing payments to the holder of such shares upon a dissolution or liquidation of the Corporation) as a percentage of the full amount of Liquidation Funds payable to all holders of Series C Preferred Stock and Pari Passu Shares.  All the preferential amounts to be paid to the holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of other classes or series of preferred shares of the Corporation junior in rank to the Series C Preferred Stock in connection with a Liquidation Event as to which this Section applies.  For purposes of this Section, "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any subsidiaries of the Corporation the assets of which constitute all or substantially all of the business of the Corporation and its subsidiaries taken as a whole, in a single transaction or series of transactions. The purchase or redemption by the Corporation of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event. For purposes hereof, any outstanding shares of Series B Preferred Stock shall be deemed to be Pari Passu Shares.”

IN WITNESS WHEREOF, ICC WORLDWIDE, INC. has caused this Certificate of Amendment to the Certificate of Designation Setting Forth the Preferences, Rights and Limitations of the Series C Preferred Stock of ICC Worldwide, Inc. to be executed by its President and attested to by its Secretary this ____ day of _____, 2009.

ICC WORLDWIDE, INC.

By:
Richard K. Lauer
President

ATTEST:

Scott K Anderson, Jr.
Secretary

Exhibit H-1

Amended Purchase Agreement
Adamas Fund

SIXTH AMENDMENT TO
SHARE PURCHASE AGREEMENT

This Sixth Amendment (“Six Amendment”) is effective as of the 30th day of June, 2009, by and between ICC WORLDWIDE, INC. (formerly, Torbay Holdings, Inc.), a Delaware corporation (the “Issuer” or the “Company”), and THE ADAMAS FUND, LLLP (formerly THE BLACK DIAMOND FUND, LLLP), a Minnesota limited liability limited partnership (the “Buyer”).

WITNESSETH:

WHEREAS, the Issuer and the Buyer entered into a Share Purchase Agreement (the “Original Agreement”) dated June 29, 2007 in which the Issuer sold preferred stock and common stock to the Buyer; and

WHEREAS, the Original Agreement was amended by a First Amendment dated July 24, 2007 (the “First Amendment”) to clarify certain representations and terms of that Agreement following the signing of the Original Agreement, and

WHEREAS, the Original Agreement was further amended by a Second Amendment dated September 28, 2007 (the “Second Amendment”) to change the Put Option held by Buyer under the Original Agreement and to swap the Company’s Series B preferred stock held by Buyer for the Company’s Series C preferred stock which had more favorable preferences to Buyer than the Series B stock, and

WHEREAS, the Original Agreement was further amended by a Third Amendment dated December 17, 2007 (the “Third Amendment”) to increase the amount of stock purchased under the agreement and to further change the Put Option held by Buyer; and

WHEREAS, the Original Agreement was further amended by a Fourth Amendment dated January 15, 2008 (the “Fourth Amendment”) which further changed the Put Option held by Buyer and granted certain warrants to the Buyer); and

WHEREAS, the Original Agreement was further amended by a Fifth Amendment dated July 9, 2008 (the “Fifth Amendment”) which further changed the Put Option held by Buyer and added an option for the Company to call 50% of the preferred stock purchased by Buyer, (the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment is hereinafter referred to as the “Existing Agreement”, and

WHEREAS, the Issuer and Buyer now seek to further amend the Existing Agreement to eliminate the Put Option as part of the consideration offered in the Restructure and Exchange Agreement signed by the parties on even date herewith.

NOW, THEREFORE, the Issuer and the Buyer hereby amend the Existing Agreement as follows:

1. Paragraph 3.4 and all subparagraphs related to the Put Option are hereby deleted in their entirety without replacement.

IN WITNESS WHEREOF, this Sixth Amendment has been executed by the parties hereto effective as of the day and year first above written.

Buyer:	Issuer:

George Q. Stevens, Investment Advisor	Richard K. Lauer, President
The Adamas Fund, LLLP	ICC Worldwide, Inc.

Exhibit H-2

Amended Purchase Agreement
Melanie S Altholtz Irrevocable Trust

SECOND AMENDMENT TO
SHARE PURCHASE AGREEMENT

This Second Amendment (“Second Amendment”) is effective as of the 30th day of June, 2009, by and between ICC WORLDWIDE, INC. (formerly, Torbay Holdings, Inc.), a Delaware corporation (the “Issuer” or the “Company”), and The Melanie S. Altholtz Irrevocable Trust which is located at 1800 Second St, Ste 758, Sarasota, FL 34236 (“Buyer”).

WITNESSETH:

WHEREAS, the Issuer and the Buyer entered into a Share Purchase Agreement (the “Original Agreement”) dated December 3, 2007 in which the Issuer sold preferred stock and common stock to the Buyer; and

WHEREAS, the Original Agreement was amended by a First Amendment dated July 9, 2008 (the “First Amendment”) to change the Put Option held by Buyer and added an option for the Company to call 50% of the preferred stock purchased by Buyer, (the Original Agreement, as amended by the First Amendment, is hereinafter referred to as the “Existing Agreement”), and

WHEREAS, the Issuer and Buyer now seek to further amend the Existing Agreement to eliminate the Put Option as part of the consideration offered in the Restructure and Exchange Agreement signed by the parties on even date herewith.

NOW, THEREFORE, the Issuer and the Buyer hereby amend the Existing Agreement as follows:

1. Paragraph 2 and all subparagraphs related to the Put Option are hereby deleted in their entirety without replacement.

IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto effective as of the day and year first above written.

Buyer:	Issuer:

Adam Altholtz, Trustee	Richard K Lauer, President
The Melanie S. Altholtz Irrevocable Trust	ICC Worldwide, Inc.